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                                                                   EXHIBIT 10.5I


                  AMENDMENT NUMBER TEN TO STOCK INCENTIVE PLAN

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                           AMENDMENT NUMBER TEN TO THE

              WILLIAMS-SONOMA, INC. ASSOCIATE STOCK INCENTIVE PLAN

            Williams-Sonoma, Inc., a California corporation (the "Company") hereby adopts this Amendment Number Ten to the Williams-Sonoma, Inc. Associate Stock Incentive Plan, with reference to the following facts:

      A. The Company maintains the Williams-Sonoma, Inc. Associate Stock Incentive Plan, formerly referred to as the Williams-Sonoma, Inc. Employee Profit Sharing And Stock Incentive Plan (the "Plan").

      B. Article XV of the Plan permits the Company to amend the Plan at any time.

      C. The Company desires to amend the Plan as set forth in this Amendment Number Ten.

      NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1999, as follows:

      1. The first sentence of Section 5.01 of the Plan is hereby amended in its entirety to provide as follows:

      "Commencing as of September 1, 1989, a Participant may elect to make Salary Deferral Contributions of an amount not less than one percent (1%) and not greater than fifteen percent (15%) of his Plan Year Compensation (provided that, for all Plan Years beginning on or after February 1, 1990, such amount must be a whole percentage of Compensation), provided that a Participant's Salary Deferral Contributions made in any calendar year may not exceed $7,000, as adjusted for cost of living increases pursuant to Code Section 402(g)(5)."

      2. The last sentence of Section 12.03 of the Plan is hereby stricken.

      3. Section 12.04 of the Plan is hereby amended in its entirety to provide as follows

      "12.04 Required Distributions

      Notwithstanding any other provision of this Plan, distributions shall be made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Regulation Section 1.401(a)(9)-2. Accordingly, the following provisions, which are intended to comply with such requirements, shall apply notwithstanding any other provision of this Plan:

            12.04.1 For purposes of this Section 12.04:

               (a) In the case of a Participant who is not a Five Percent Owner (as defined below) for the Plan Year ending with or within the calendar year in which such Participant attained the age of seventy and one-half (70-1/2) years, the term "Beginning Date" shall mean the first day of April of the calendar year following the later of (a) the calendar year in which the Participant attains the age of seventy and one-half (70-1/2) years, or (b) the calendar year in which the Participant retires. In the case of a Participant who is a Five Percent Owner (as defined below) for the Plan Year ending with or within the calendar year in which such Participant attained the age of seventy and one-half (70-1/2) years, the term "Beginning Date" shall mean the first day of April of the calendar year following the calendar year in which the Participant attains the age of seventy and one-half (70-1/2) years.

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               (b) The term "Distribution Calendar Year" shall mean a calendar year for which a minimum distribution is required pursuant to this Section
12.04. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin pursuant to this Section 12.04.

               (c) Life expectancy and joint and last survivor expectancy shall be computed by the use of the expected return multiples of Tables V and VI of Regulation Section 1.72-9. Unless otherwise elected by the Participant (or by the Participant's surviving spouse in the case of distributions described in
Section 12.04.4) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or surviving spouse) and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

               (d) The term "Applicable Life Expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or the Designated Beneficiary) as of the Participant's (or the Designated Beneficiary's) birthday in the "Applicable Calendar Year" reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The "Applicable Calendar Year" shall be the first Distribution Calendar Year, and if life expectancy is being recalculated, each succeeding calendar year. If annuity payments commence in accordance with the provisions of this Section 12.04 before the Beginning Date, the "Applicable Calendar Year" shall be the year such payments commence. If a distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the "Applicable Calendar Year" is the year of purchase.

               (e) The term "Participant's Benefit" means the balance in the Participant's interest in the Trust Fund as of the last Valuation Date in the calendar year (the "Valuation Calendar Year") immediately preceding the Distribution Calendar Year increased by the amount of any contributions or forfeitures allocated to the Participant during the Valuation Calendar Year after such Valuation Date and decreased by distributions made in the such Valuation Calendar Year after such Valuation Date; provided, however, that if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

               (f) The term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the employer, or stock possessing more than five percent (5%) of the total combined voting power of all stock in the employer, or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in such employer.

            12.04.2 Each Participant's entire interest in the Trust Fund shall be distributed, as of the first Distribution Calendar Year, to such Participant either (a) in full, not later than such Participant's Beginning Date, or (b) in installments, beginning not later than such Participant's Beginning Date, and extending over one of the following periods: (1) the life of such Participant,
(2) the lives of such Participant and his Designated Beneficiary, (3) a period not extending beyond the life expectancy of such Participant or (4) a period not extending beyond the life expectancy of the Participant and his Designated Beneficiary. Once distributions have begun to a Five Percent Owner under this
Section 12.04, they must continue to be distributed, even if a Participant ceases to be a Five Percent Owner in a subsequent year.


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            12.04.3 If a Participant dies after distribution of his interest in the Trust Fund has begun but before his entire interest in the Trust Fund has been distributed pursuant to Section 12.04.2, the portion of his interest in the Trust Fund which remains undistributed at his death shall be distributed at least as rapidly as it would have been distributed under the method of distribution which was in use pursuant to Section 12.04.2 on the date of his death.

            12.04.4 If a Participant dies before distribution of his interest in the Trust Fund begins pursuant to Section 12.04.2, distribution of such Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with paragraph (a) or paragraph (b) as follows:

               (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of such Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died, or

               (b) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required by begin in accordance with paragraph (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained the age of seventy and one-half (70-1/2) years. If such surviving spouse dies before such distributions begin, the provisions of this Section 12.04.4 shall be applied as if such surviving spouse were the Participant.

      If the Participant has not made an election pursuant to this Section
      12.04.4 by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which the distributions would be required to begin under this Section 12.04.4, or (ii) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest in the Trust Fund must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

            12.04.5 If a Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Beginning Date:

               (a) If the Participant's Benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (ii) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

               (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

               (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (i) the Applicable Life Expectancy or (ii) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor


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determined from the table set forth in Regulation Section 1.401(a)(9)-2 Q&A-4.
Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy set forth in paragraph (a) above as the relevant divisor without regard to Regulation Section 1.401(a)(9)-2.

               (d) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Beginning Date occurs, must be made on or before December 31 of such Distribution Calendar Year.

               (e) If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code.

            12.04.6 For purposes of this Section 12.04, any amount paid to a child of a Participant shall be treated as if such amount had been paid to such Participant's surviving spouse if such amount will become payable to such surviving spouse when such child reaches maturity. For purposes of this Section 12.04, the life expectancy of a Participant and of his surviving spouse may not be redetermined more frequently than annually (other than in the case of a life annuity).

            12.04.7 For purposes of this Section 12.04, "Designated Beneficiary" means any individual designated as a Beneficiary by a Participant.

            12.04.8 Notwithstanding the foregoing provisions of this Section 7, any designation properly made by a Participant before January 1, 1984 under
Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 shall remain in effect."

      4. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to remain in full force and effect.

      IN WITNESS WHEREOF, the Company has executed this Amendment Number Ten this 31st day of December, 1998, to be effective as of January 1, 1999.

                                       WILLIAMS-SONOMA, INC.

                                       By: /s/ Jerry Dratler
                                           -------------------------------------
                                           Jerry Dratler
                                           Vice President Finance


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